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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 13, 1996 relating to the consolidated statements of operations, stockholders' equity and cash flows of MicroTel International Inc. (formerly known as XCEL Corporation and subsidiaries) for the year ended September 30, 1996, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.



                                     /s/KPMG LLP
                                     ------------------
                                     KPMG LLP


Orange County, California
January 22, 1999